Exhibit 99.1

NEWS RELEASE

BIOFUEL ANNOUNCES RESULTS OF ANNUAL MEETING
AND EXPIRATION OF RIGHTS OFFERING

DENVER, COLORADO – October 20, 2014 – BIOFUEL ENERGY CORP. (NASDAQ:BIOF) (the “Company”) announced that, at the annual meeting of stockholders held on October 17, 2014, stockholders of the Company approved all the proposals set forth in the definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on September 18, 2014 (the “Proxy Statement”), including those proposals related to the Transaction Agreement, dated as of June 10, 2014 (the “Transaction Agreement”), by and among the Company, certain affiliates of Greenlight Capital, Inc. (“Greenlight”), Brickman Member Joint Venture, JBGL Builder Finance LLC and certain subsidiaries of JBGL Capital, LP and the transactions contemplated by the Transaction Agreement and the related transaction documents (the “Transactions”).

With the approval of the various proposals set forth in the Proxy Statement, the Company has received the requisite stockholder approvals to consummate the Transactions and, subject to the satisfaction or waiver of the remaining closing conditions (including the completion of a five business day period following the expiration of the rights offering described below as set forth in the Transaction Agreement), the Transactions are expected to close as promptly as practicable.  The closing of the Transactions remains subject to customary closing conditions and the receipt of listing approval from NASDAQ for the continued listing of the Company’s common stock on the Nasdaq Capital Market after the consummation of the Transactions.  There can be no assurance that the Transactions will be consummated.

Expiration of $5.00 per Share Rights Offering

The Company also announced that the subscription period of its previously announced rights offering expired at 5:00 p.m., New York City time, on October 17, 2014.  The Company previously announced that the rights offering would expire at such time, unless extended by the Company.

Based on preliminary results, the Company received approximately $59.9 million through the exercise of basic subscription rights in the rights offering, including amounts committed to be purchased by Greenlight and its affiliates, which represents the exercise of approximately 85.6% of the rights issued by the Company in the rights offering.  Holders who exercised their basic subscription rights (excluding Greenlight which agreed not to exercise its over-subscription right) also exercised approximately 49.1% of the over-subscription rights available to such exercising holders, including amounts committed to be purchased by affiliates of Third Point LLC (“Third Point”) through a priority over-subscription right.  Based on preliminary results, the Company expects that Third Point will receive a full allocation of shares pursuant to its priority over-subscription right resulting in a purchase of approximately $9.3 million of additional shares and that other holders of subscription rights who properly exercised over-subscription rights will be allocated shares for an aggregate purchase price of approximately $800,000 on a  pro-rata basis, which represents approximately 11.4% of the shares that they over-subscribed for.  The total gross proceeds to be received by the Company in the rights offering will be $70 million.  No shares will be issued to the parties that provided backstop commitments in connection with the rights offering (other than Third Point).  All shares to be issued by the Company in the rights offering will be purchased by exercising holders at a price of $5.00 per share.

Subscription rights that were not properly exercised by 5:00 p.m., New York City time, on October 17, 2014 have expired and are no longer exercisable.

The results of the rights offering are preliminary and subject to finalization and verification by the subscription agent, Broadridge Corporate Issuer Solutions, Inc.

The issuance of shares of Company common stock with respect to properly exercised subscription rights is expected to occur as soon as practicable after payment for such shares has cleared, all prorating calculations and reductions contemplated by the terms of the rights offering have been effected and the Transactions have been consummated.

Copies of the Company’s Registration Statement on Form S-1 regarding the rights offering (the “Registration Statement”) can be accessed through the SEC’s website at www.sec.gov. The offering of these securities will be made only by means of a prospectus, copies of which may be obtained from Broadridge Corporate Issuer Solutions, Inc., the information agent for the rights offering, at the below address:

Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS IWS
51 Mercedes Way
Edgewood, NY 11717.

You may refer any questions regarding the rights offering to Broadridge Corporate Issuer Solutions, Inc., the information agent, at (855) 627-5082.

Cautionary Statement Regarding Forward-Looking Statements

Any statements in this press release about the Company’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance, including statements regarding the Transactions, the expected timetable for completing the Transactions and effects of the Transactions, that are not historical facts are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “positioned,” “strategy,” “outlook” and similar expressions. Accordingly, all such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the parties’ ability to consummate the Transactions; the conditions to the completion of the Transactions; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the Transactions; and general economic conditions that are less favorable than expected. Additional factors that could cause actual results to differ from those anticipated are discussed in the Registration Statement, our Annual Report on Form 10-K filed with the SEC on March 26, 2014, as amended by Amendment No. 1 to Annual Report on Form 10-K/A, filed with the SEC on April 30, 2014, and our other filings pursuant to the Securities Exchange Act of 1934, as amended. Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements made by the Company, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after such date.

1600 Broadway, Suite 1740• Denver, CO • 303.640-6500 •  www.bfenergy.com

Contact:	Kelly G. Maguire Executive Vice-President & Chief Financial Officer (303) 640-6500 kmaguire@bfenergy.com	For more information: www.bfenergy.com

1600 Broadway, Suite 1740• Denver, CO • 303.640-6500 • www.bfenergy.com